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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and prospectus and to the incorporation by reference in this registration statement and prospectus of our report dated January 16, 2001 (except with respect to the matters discussed in Note 27, as to which the date is February 16, 2001) included in Heller Financial, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement and prospectus.


Chicago, Illinois
March 29, 2001